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                                                                      Exhibit 11

                       MERCK & CO., INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                     (In millions except per share amounts)

                                                                                         Three Months
                                                                                        Ended March 31
                                                                                ----------------------------
                                                                                  1996                1995
                                                                                --------            --------

Net Income and Adjusted Earnings:

Net Income...............................................................       $  863.8            $  757.4

Effect on Earnings of Compensation Expense Relating to Stock Option and
  Incentive Plans........................................................            2.0                 2.8
                                                                                --------            --------

Adjusted Earnings for Fully Diluted Earnings Per Share...................       $  865.8            $  760.2
                                                                                ========            ========


Weighted Average Shares and Share Equivalents Outstanding:

Weighted Average Shares Outstanding (As Reported)........................        1,227.0             1,242.6

Common Share Equivalents Issuable Under Stock Option and
  Incentive Plans........................................................           31.5                20.0

Common Share Equivalents Issuable on Assumed Conversion of Debentures....             .4                  .6
                                                                                --------            --------

Weighted Average Shares and Share Equivalents Outstanding................        1,258.9             1,263.2
                                                                                ========            ========

Earnings Per Share (As Reported).........................................       $    .70            $    .61
                                                                                ========            ========

Fully Diluted Earnings Per Share (a).....................................       $    .69            $    .60
                                                                                ========            ========
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(a)    This calculation is submitted in accordance with the regulations of the
       Securities and Exchange Commission although not required by APB Opinion
       No.15 because it results in dilution of less than 3%.